Exhibit 99.2

GAIA REMEDIES, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

1.      Subscription.  The undersigned (the “undersigned” or the “Purchaser”), intending to be legally bound, hereby irrevocably purchases from Gaia Remedies, Inc., a Nevada corporation (the “Company”) the number of shares of Common Stock of the Company, set forth on the signature page hereof (the “Shares”), at a purchase price of two cents ($0.02) per Share.  This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, and will be binding upon acceptance by the Company, which acceptance may be denied or delayed for any reason.  The Purchaser acknowledges that to the extent the undersigned has had any questions about the Company, the undersigned acknowledges that it has had the opportunity to discuss the affairs of the Company with Company management, that it has received the information requested from the Company and that the information received from the Company is sufficient and complete supplementary information on which it is relying to consummate the purchase of the Shares.

2.      Subscription and Payment.  As payment in full for the Shares being purchased by it under this Subscription Agreement, the Purchaser shall submit to the Company, by check or wire transfer, an amount equal to the aggregate purchase price of the Shares (the “Purchase Price”).  Upon receipt of the Purchase Price, the Company shall issue and deliver to the Purchaser a stock certificate or certificates, registered in the name of the Purchaser, representing the Shares being purchased.

3.      Acceptance of Subscription.  The undersigned understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Shares, in whole or in part.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the undersigned an executed copy of this Subscription Agreement.  This Subscription Agreement shall continue in full force and effect to the extent this subscription was accepted.

4.      Representations and Warranties.  The Purchaser hereby acknowledges, represents, warrants and agrees as follows:

a.           None of the Shares are registered under the Securities Act of 1933 (as amended, the “Securities Act”) or any state securities laws, and the Shares must be held indefinitely unless a transfer of such Shares is subsequently registered under the Securities Act or an exemption from such registration is available.  The Company is under no obligation to register the Shares.  The Purchaser understands that the sale of the Shares is intended to be exempt from registration under Section 4(2) of the Securities Act and/or the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Subscription Agreement;

b.           Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved any of the Shares or passed upon or endorsed the merits of this transaction;

c.           The Purchaser acknowledges that all documents, records and books pertaining to the investment in the Shares have been made available for inspection by it, its attorney, accountant, purchaser representative and tax advisor (collectively, the “Advisors”) and that the Purchaser has carefully reviewed and understands the information contained therein;

d.           The Purchaser and the Advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offer and sale of the Shares and all such questions have been answered to the full satisfaction of the Purchaser and its Advisors;

e.           In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as contained in the Company’s Public Filings;

f.           The Purchaser, together with the Advisors, have such knowledge and experience in financial, tax and business matters so as to enable each of them to utilize the information made available to each of them in connection with the purchase of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto;

g.           The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice, or has consulted with, only its own Advisors;

h.           The Purchaser is acquiring the Shares solely for its own account for investment and not with a view to resale or distribution.  The Purchaser further represents that he/she does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof; and that the entire legal and beneficial interest of the Shares he/she is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person;

i.           The Purchaser must bear the economic risk of the investment indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.  Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereon will be made in the Company’s stock books;

j.           The Purchaser has adequate means of providing for the Purchaser’s current needs and foreseeable contingencies and has no need for the Purchaser’s investment in the Shares to be liquid;

k.           The Purchaser is aware that an investment in the Shares involves a number of very significant risks and, in particular, acknowledges that the Company is in the development stage.  The Purchaser understands that the risks associated with an investment in the Shares could result in, and the Purchaser can sustain, a complete loss of its investment;

l.           The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the page hereof entitled “Accredited Investor Certification”;

m.           The Purchaser represents that it has full power and authority to execute and deliver this Subscription Agreement and all other related agreements and certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares and this Subscription Agreement is a legal, valid and binding obligation of the Purchaser.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

n.           The Purchaser represents to the Company that the information contained herein is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws.  The Purchaser further represents and warrants that it will notify the Company immediately upon the occurrence of any material change to the information contained herein occurring prior to the Company’s issuance of the Shares;

o.           The Purchaser is unaware of, and in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of the Shares.

p.           The Purchaser is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date the Purchaser has purchased and paid for the Shares; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited “broker’s transaction” or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and that any sale of the Shares may be made by him/her only in limited amounts during any three-month period not exceeding specified limitations.  The Purchaser further represents that he/she understands that at the time he/she wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he/she would be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.  The Purchaser represents that he/she understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

q.           Without in any way limiting the Purchaser’s representations and warranties set forth above, the Purchaser further agrees that he/she shall in no event make any disposition of all or any portion of the Shares which he/she is purchasing unless and until:

(i)           There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)           The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of his/her own counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of his/her counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.

r.           The Purchaser confirms being informed that the Corporation intends to acquire or has acquired a minerals claim with the intention of exploring for precious minerals.

s.           The Purchaser confirms being informed that the business of the Corporation is in a development phase and that there is no assurance that the Corporation will raise sufficient funds to adequately capitalise such business or that the business will be profitable in the future.

5.      Compliance with Regulation D and Applicable State Securities Laws.  The undersigned understands and agrees that the following restrictions and limitations are applicable to its purchase of the Shares and any resales, mortgages, pledges, hypothecations, or other transfers thereof, pursuant to Regulation D under the Securities Act and applicable state securities laws:

a.           The undersigned agrees that the Shares may not be sold, mortgaged, pledged, hypothecated or otherwise transferred unless the Shares are registered under the Securities Act and applicable state securities laws or are exempt from registration thereunder.

b.           A legend in substantially the following form will be placed on the certificate(s) evidencing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

6.      Transfers in Violation of Agreement.  The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Subscription Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

7.      Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives, and permitted assigns.

8.      Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.      Notices.  A notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

10.      Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, except to an affiliate of the Purchaser who qualifies as an “accredited investor,” and the Purchaser further agrees that the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

11.      Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to its conflicts of laws principles.

12.      Blue Sky Qualification.  The Purchaser’s right to purchase the Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

13.      Confidentiality.  The Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence.  The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

14.      Miscellaneous.

a.           This Subscription Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.           The Purchaser’s representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and of the Shares.

c.           Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

d.           All pronouns and any variations thereof used herein shall be deemed to be to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

e.           This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

f.           Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

g.           Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

Accredited Investor Certification

(Check the appropriate box (es))

“
i.  I am a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year;

“	ii. I am a natural person whose individual net worth, or joint net worth with my spouse, will at the time of purchase of the Shares be in excess of $1,000,000;
“	iii. The undersigned is an institutional investor satisfying the requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act;
“
iv.  The undersigned is a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Shares;

“	v. I am a director or executive officer of the Company; or
“	vi. The undersigned is an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

The undersigned Purchaser represents, certifies and agrees that such Purchaser: (i) has read and relied solely on the Public Filings and the exhibits thereto in making any investment decision, and (ii) no party other than the Company has been authorized to make any oral or written representation or warranty to the purchaser regarding the offered securities or the Company and that any such representation, warranty or promise has not been and may not be relied upon by the purchaser in making any investment decision.

IN WITNESS WHEREOF the Subscriber has duly executed this subscription as of the date first written below.

Number of Shares to be purchased at $0.02 each:	______________ Shares
Total Purchase Price:	$_____________
Social Security Number	_________________________

The Subscriber hereby directs the Corporation to issue, register and deliver the certificates representing the Shares as follows:

Registration Information:	Delivery Instructions:
Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ______________, ________________, the ______ day of _______________, 201__.

________________________________________
(Name of Subscriber – Please type or print)

________________________________________
(Signature and, if applicable, Office)

A C C E P T A N C E

The above-mentioned subscription is hereby accepted this ______ day of ____________, 201__.

GAIA REMEDIES, INC.
by its authorized signatory

____________________________
Peter P. Hedly, President